Exhibit 10.1

WAIVER AND SECOND AMENDMENT

TO LOAN AND SECURITY AGREEMENT

THIS WAIVER AND SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is made and entered into as of the 26th day of July, 2005 among Bank of America, N.A. (“Bank”), Omega Protein Corporation, a Nevada corporation (“Parent”), Omega Protein, Inc., a Virginia corporation (“OPI”; Parent and OPI are sometimes referred to individually as a “Borrower” and collectively as “Borrowers”), Omega Shipyard, Inc., a Delaware corporation (“OSI”), Omega International Distribution Company, formerly known as Omega Net, Inc., a Delaware corporation (“OIDC”), and Protein Finance Company, a Delaware corporation (“PFC”; OSI, OIDC, and PFC referred to individually as a “Guarantor” and collectively as “Guarantors”; Borrowers and Guarantors are sometimes referred to herein individually as an “Obligor” and collectively as “Obligors”).

W I T N E S S E T H:

WHEREAS, Bank and Borrowers have entered into that certain Loan and Security Agreement dated as of December 20, 2000 (as amended, restated, modified or supplemented from time to time, the “Loan Agreement”); and

WHEREAS, the Guarantors, together with Protein Operating Company, a Delaware corporation (“POC”), Protein Securities Company, a Delaware corporation (“PSC”), and Protein (U.S.A.) Company, a Delaware corporation (“Protein USA”; POC, PSC and Protein USA are hereinafter collectively referred to as the “Former Protein Subsidiaries”); entered into that certain Unconditional Guaranty in favor of Bank dated as of December 20, 2000 (as amended, restated, modified or supplemented from time to time, the “Guaranty”), pursuant to which the Guarantors and the Former Protein Subsidiaries guaranteed to Bank the payment of all obligations of Borrowers to Bank however arising, including, without limitation, amounts due under the Loan Agreement; and

WHEREAS, the Guarantors and the Former Protein Subsidiaries entered into that certain Security Agreement in favor of Bank dated as of December 20, 2000 (as amended, restated, modified or supplemented from time to time, the “Security Agreement”), pursuant to which the Guarantors and the Former Protein Subsidiaries granted to Bank a security interest in all assets of each Guarantor and each Former Protein Subsidiary in order to secure their respective obligations under the Guaranty and Borrowers’ obligations under the Loan Agreement; and

WHEREAS, on or about December 17, 2003, each of the Former Protein Subsidiaries merged with and into OPI, with OPI being the surviving entity of such mergers; and

WHEREAS, the Borrowers have advised the Bank that an Event of Default exists as a result of the Borrowers making capital expenditures in excess of the annual amount permitted to be made pursuant to Section 6(b) of the Loan Agreement, and have requested that the Bank waive such Event of Default; and

WHEREAS, the Borrowers have further requested that the Bank agree to amend Section 6(b) to permit the Borrowers to make additional capital expenditures during the remainder of their fiscal year ending December 31, 2005; and

WHEREAS, the Bank has agreed to waive such Even of Default and to so amend the Loan Agreement, subject to the terms and conditions contained herein;

NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. All capitalized terms used herein and not otherwise expressly defined herein shall have the respective meanings given to such terms in the Loan Agreement.

2. The Bank hereby waives the Event of Default arising out of the Borrowers’ making of Net Capital Expenditures in an amount equal to $11,144,947 in the aggregate during the period commencing January 1, 2005 and ending June 30, 2005, which exceeds the annual $11,000,000 limitation set forth in Section 6(b) of the Loan Agreement (such Event of Default, the “Specified Event of Default”).

3. The Loan Agreement is amended by deleting Section 6(b) and substituting the following in lieu thereof:

(b) Net Capital Expenditures. Make Net Capital Expenditures during any fiscal year which, in the aggregate, for both Borrowers, exceed (a) $16,500,000 during the Borrowers’ fiscal year ending December 31, 2005, and (b) $11,000,000 during any subsequent fiscal year; provided, however, that capital expenditures incurred with respect to the construction of a fish oil refinery in Reedville, Virginia, to the extent such capital expenditures are not financed by Bank or any other Person and do not exceed $20,000,000 in the aggregate, shall be excluded from such limitation.

4. The effectiveness of the waiver and amendment contained in this Amendment is expressly conditioned Bank’s receipt of a fully executed original of this Amendment, in form and substance acceptable to Bank in its discretion.

5. Each Borrower hereby restates, ratifies, and reaffirms each and every term, condition representation and warranty heretofore made by it under or in connection with the execution and delivery of the Loan Agreement, as amended hereby, and the other Loan Documents, as fully as though such representations and warranties had been made on the date hereof and with specific reference to this Amendment and the Loan Documents. Each Guarantor hereby restates, ratifies, and reaffirms each and every term, condition representation and warranty heretofore made by it under or in connection with the execution and delivery of the Security Agreement and the Guaranty, in each case as amended hereby, and the other Loan Documents, as fully as though such representations and warranties had been made on the date hereof and with specific reference to this Amendment and the Loan Documents.

6. Except as expressly set forth herein, the Loan Agreement, the Security Agreement and the Guaranty shall be and remain in full force and effect as originally written, and shall constitute the legal, valid, binding and enforceable obligations of the Obligors party thereto to Bank. The waiver contained herein shall be effective to waive the Specified Event of Default only, and shall not be effective to waive any other Event of Default or to consent to any failure by the Borrowers or any other Obligor to strictly comply with the provisions of the Loan Agreement and the other Loan Documents.

7. Each Borrower jointly and severally agrees to pay on demand all costs and expenses of Bank in connection with the preparation, execution, delivery and enforcement of this Amendment and all other Loan Documents and any other transactions contemplated hereby, including, without limitation, the fees and out-of-pocket expenses of legal counsel to Bank.

8. To induce Bank to enter into this Amendment, each Obligor hereby (a) represents and warrants that, as of the date hereof, and after giving effect to the terms hereof, there exists no Default (or any event which with the giving of notice or passage of time would constitute a Default) under the Loan Agreement, the Security Agreement, the Guaranty or any of the other Loan Documents, and (b) acknowledges and agrees that no right of offset, defense, counterclaim, claim or objection in favor of any Obligor against Bank exists arising out of or with respect to the Loan Agreement, the Security Agreement, the Guaranty or any other Loan Document, or any of the Secured Obligations. Without limiting the generality of the foregoing any other provision of this Amendment, each Guarantor acknowledges that, notwithstanding the waiver and amendment to the Loan Agreement set forth herein, and after giving effect hereto, the Guaranty remains in full force and effect, as amended hereby.

9. Each Obligor agrees to take such further action as Bank shall reasonably request in connection herewith to evidence the waiver and amendment herein contained to the Loan Agreement.

10. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

11. This Amendment shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

12. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Georgia, other than its laws respecting choice of law.

IN WITNESS WHEREOF, Obligors and Bank have caused this Amendment to be duly executed as of the date first above written.

OMEGA PROTEIN CORPORATION

By:
Robert W. Stockton
Executive Vice President

OMEGA PROTEIN, INC.

By:
Robert W. Stockton
Vice President

OMEGA SHIPYARD, INC.

By:
Robert W. Stockton
Vice President

OMEGA INTERNATIONAL DISTRIBUTION
COMPANY

By:
Robert W. Stockton
Vice President

PROTEIN FINANCE COMPANY

By:
Robert W. Stockton
Vice President

BANK OF AMERICA, N.A.

By:
Name:
Title:

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